Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of the 24th day of August, 2007 (this “Amendment”), is entered into among IntercontinentalExchange, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, Wachovia Bank, National Association, as Administrative Agent for the Lenders (“Wachovia”), and Bank of America, N.A., as Syndication Agent for the Lenders (“BofA”).
RECITALS
     A. The Borrower, the Lenders, Wachovia and BofA are parties to that certain Credit Agreement (the “Credit Agreement”), dated as of January 12, 2007, providing for a term loan facility in the aggregate principal amount of $250,000,000 and a revolving credit facility in the aggregate principal amount of $250,000,000. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.
     B. The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Lenders have agreed to make such amendments on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendments to Section 1.1 (Defined Terms).
     (a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:
     “First Amendment” shall mean the First Amendment to Credit Agreement, dated as of August 24, 2007, among the Borrower, the Lenders party thereto, and the Administrative Agent.
     “First Amendment Effective Date” shall mean the date upon which the conditions to the effectiveness of the First Amendment set forth in Article II thereof are satisfied or waived in accordance with their terms.

     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting, in its entirety, clause (viii) of the definition of “Permitted Acquisitions.”
     1.2 Amendments to Section 5.2 (Other Business and Financial Information). Section 5.2 of the Credit Agreement is hereby amended by inserting the following proviso at the conclusion of clause (d):
“, provided that notwithstanding anything to the contrary included in Section 5.1, the Borrower shall be deemed to have given notice to the Administrative Agent and each Lender of the posting on the Borrower’s Internet website of the business and financial information set forth in clauses (i), (ii) or (iii) of this Section 5.2(d) at the time such information is posted thereon and no further notice shall be required to be provided by the Borrower to the Administrative Agent and the Lenders with respect thereto;”
     1.3 Amendments to Section 7.5 (Investments).
     (a) Section 7.5(x) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“(x) Investments (other than Acquisitions) made after the Closing Date by the Borrower in Foreign Subsidiaries or in any other Subsidiary that is not a Subsidiary Guarantor in an aggregate amount, not exceeding $100,000,000 at any time outstanding for all such Investments;
     (b) Section 7.5(xiii) of the Credit Agreement is hereby amended by deleting the amount “$2,000,000” at the beginning of clause (y) thereof, and replacing it with an amount of “$5,000,000”, and deleting the amount “$10,000,000” at the beginning of clause (z) thereof and replacing it with the amount of “$25,000,000.”
     1.4 Amendments to Exhibit C (Form of Compliance Certificate).
     (a) Exhibit C of the Credit Agreement is hereby amended as follows by deleting the reference to “Line C(5)” in the first row of the calculation for Interest Coverage Ratio in Section B of Attachment A and replacing it with “Line C(7).”
     (b) Exhibit C of the Credit Agreement is hereby amended by inserting the following items below the current last row for the calculation for Consolidated EBITDA in Section C of Attachment A:
     “(6) Reductions from Consolidated EBITDA

(a)	Capital Expenditures for such period	$_________

(b)	Capitalized Software Development Costs for such period	$_________

(c)	Add Lines C(6)(a) and C(6)(b)	$_________

     (7) Adjustments to Consolidated EBITDA:

Subtract Line C(6)(c) from Line C(5)	$_________”
     1.5 Amendment to Schedule 4.5. Schedule 4.5 to the Credit Agreement is hereby deleted in its entirety and replaced with the schedule attached hereto at Exhibit A.
ARTICLE II
CONDITIONS OF EFFECTIVENESS
     This First Amendment shall become effective as of the date (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
     (a) The Administrative Agent shall have received, dated as of the First Amendment Effective Date, an executed counterpart hereof from each of the Borrower and the Required Lenders.
     (b) Since December 31, 2006, there has not occurred (i) any Material Adverse Effect, or (ii) any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.
     (c) The Borrower shall have paid to the Administrative Agent, for the benefit of each Lender who approves this Amendment, a fee in the amount of .05% of each such approving Lender’s aggregate Commitment.
     (d) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this First Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
ARTICLE III
CONFIRMATION OF REPRESENTATIONS AND WARRANTIES
     The Borrower hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to the First Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this First Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms and (iii) no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to the First Amendment.

ARTICLE IV
ACKNOWLEDGEMENT AND CONFIRMATION OF THE BORROWER
     The Borrower hereby confirms and agrees that, after giving effect to this First Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Borrower in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this First Amendment. This acknowledgement and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this First Amendment, and the Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this First Amendment in the absence of the acknowledgement and confirmation contained herein.
ARTICLE V
MISCELLANEOUS
     5.1 Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
     5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this First Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This First Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This First Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     5.3 Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other Credit Documents delivered in connection herewith.
     5.4 Severability. To the extent any provision of this First Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

     5.5 Successors and Assigns. This First Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
     5.6 Construction. The headings of the various sections and subsections of this First Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
     5.7 Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized officers as of the date first above written.
INTERCONTINENTALEXCHANGE, INC.
/s/ Scott A. Hill
Scott A. Hill
Senior Vice President, Chief Financial Officer